UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 27, 2007

SCIVANTA MEDICAL CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-27119	22-2436721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Morris Avenue, Spring Lake, New Jersey		07762
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 282-1620

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 27, 2007, Scivanta Medical Corporation (“Scivanta” or the “Company”) received the final payment of $2,550,000 from Syntho Pharmaceuticals Inc. and its principal owner, Muhammed Malik (collectively, the “Syntho Group”), related to the settlement agreement entered into among Scivanta, the Syntho Group and other related parties on November 22, 2006. The settlement agreement was entered into to resolve the litigation among these parties with respect to Scivanta’s exclusive right to distribute the hormone replacement therapy drug, Syntest. Pursuant to the settlement agreement, the Syntho Group agreed to pay the Company an aggregate of $3,100,000, of which $250,000 was paid in connection with the execution of the settlement agreement, $300,000 was paid during the three month period following the settlement agreement and $2,550,000 was paid on March 27, 2007.

A copy of the press release announcing the receipt of the final payment related to the settlement with the Syntho Group is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release re: Scivanta Medical Corporation Receives Final Payment Related to Settlement with the Syntho Group.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIVANTA MEDICAL CORPORATION
(Registrant)

By:	/s/ David R. LaVance
David R. LaVance
Chairman of the Board, President and Chief Executive Officer

Date: March 29, 2007

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release re: Scivanta Medical Corporation Receives Final Payment Related to Settlement with the Syntho Group.